UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2006

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 21, 2006, Akio Ariura, Certified Public Accountant, was appointed as Chief Financial Officer and principal accounting officer of the Company. Effective the same date Mr. Ariura will be employed by the Company on an at will basis at an annual base salary of $165,000 per annum. From September 2004 until joining the Company, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services on Sarbanes-Oxley compliance, SEC filings and special project financial and management services in connection with preparation of financial statements, tax reporting and mergers and acquisitions. From January 2001 to December 2003, Mr. Ariura was Vice President of Sunvest Industries, LLC in charge of preparation of financial statements, budgets and other financial reports. Mr. Ariura received a B.S. in Business Administration from University of Southern California in 1980. Mr. Ariura has had no prior affiliation or relationship with the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press Release announcing the appointment of Mr. Ariura dated August 22, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

August 22, 2006	By:	Gary L. Dreher

Name: Gary L. Dreher
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 22, 2006